                                                                                                 EXHIBIT 11
                   OMEGA HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                    Computation of Earnings Per Common Share


                                                            Three Months Ended          Nine Months Ended
                                                               September 30                September 30
                                                        -------------------------   -------------------------
                                                            1997          1996          1997          1996
                                                        -----------   -----------   -----------   -----------
Primary (for Statement of Operations):
     Net earnings                                       $ 2,035,973   $   410,369   $ 3,322,477   $   829,828
     Preferred stock dividends                                2,727       101,885        19,876       174,785
     Imputed preferred dividends                                  0             0             0     1,286,471
                                                        -----------   -----------   -----------   -----------
     Net earnings to  common shareholders                 2,033,246       308,484     3,302,601      (631,428)

     Shares:
       Weighted average number of shares outstanding      7,549,315     5,420,710     7,268,550     4,952,682
       Assuming exercise of warrants and options,net
         of number of shares which could have been
         purchased with the exercise of such options
         (using average price for the period)               238,867       178,428       200,087       161,763
                                                        -----------   -----------   -----------   -----------
       Weighted average number of shares,  adjusted       7,788,182     5,599,138     7,468,637     5,114,445
                                                        -----------   -----------   -----------   -----------

     Primary earnings per common share
       and common equivalent share:
       Net earnings (loss)                              $      0.26   $      0.06   $      0.44   $     (0.12)
                                                        ===========   ===========   ===========   ===========


Assuming full dilution (for Statement of Operations):
     Net earnings                                       $ 2,035,973   $   410,369     3,322,477       829,828
     Preferred stock dividends                                2,727       101,885        19,876       174,785
     Imputed preferred dividends                                  0             0             0     1,286,471
                                                        -----------   -----------   -----------   -----------
     Net earnings to  common shareholders                 2,033,246       308,484     3,302,601      (631,428)

     Shares:
       Weighted average number of shares outstanding      7,549,315     5,420,710     7,268,550     4,952,682
       Assuming exercise of warrants and options,
       net
         of number of shares which could have been
         purchased with the exercise of such options
         (using closing market price)                       270,255       183,837       269,194       183,712
                                                        -----------   -----------   -----------   -----------
       Weighted average number of shares,  adjusted       7,819,570     5,604,547     7,537,744     5,136,394
                                                        -----------   -----------   -----------   -----------

     Primary earnings per common share
       and common equivalent share:
       Net earnings (loss)                                    $0.26(a)     $(0.06)(a)     $0.44(a)     $(0.12)(a)
                                                        ===========   ===========   ===========   ===========

      (a) This calculation is submitted in accordance with Regulation S-B item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.








                                       14